CERTIFICATE OF INCORPORATION
OF
OXYGEN BIOTHERAPEUTICS, INC.

The undersigned, for the purposes of forming a corporation under the laws of the State of Delaware, does make, file and record this Certificate, and does certify that:

ARTICLE I
NAME OF CORPORATION

The name of the Corporation is Oxygen Biotherapeutics, Inc. (the “Corporation”).

ARTICLE II
ADDRESS OF REGISTERED OFFICE;
NAME OF REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle 19808. The name of the registered agent of the Corporation at such address is Corporation Service Company.

ARTICLE III
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the Delaware General Corporation Law (“DGCL”).

ARTICLE IV
CAPITAL STOCK

A.        Authorized. The total number of shares of all classes of stock which the Corporation has authority to issue is 410,000,000, consisting of (a) 400,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and (b) 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), to be issued from time to time with such rights, preferences and priorities as the Board of Directors of the Corporation (the “Board”) shall designate.

B.        Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(1)        The designation of the series, which may be by distinguishing number, letter or title.

(2)        The number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

(3)        The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

(4)        Dates at which dividends, if any, shall be payable.

(5)        The redemption rights and price or prices, if any, for shares of the series.

(6)        The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

(7)        The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(8)        Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

(9)        Restrictions on the issuance of shares of the same series or of any other class or series.

(10)      The voting rights, if any, of the holders of shares of the series.

C.        Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Except as may otherwise be provided in this Certificate of Incorporation, in a Preferred Stock Designation or by applicable law, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders. There will be no cumulative voting.

The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

D.         Consideration for Issuance. The Corporation may, from time to time, issue and sell authorized shares of stock for consideration per share not less than the par value thereof, either in money, property or services, or for such other consideration, as permitted by law and as fixed by the Board. All such shares of stock so issued shall be fully paid and non-assessable.

E.         Liquidation Rights. Subject to the rights of any outstanding Preferred Stock, upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of stock shall be entitled to receive all remaining assets of the Corporation and such assets shall be distributed ratably among the holders of stock on the basis of the number of shares of stock held by each of them. Neither the merger or consolidation of the Corporation with or into another corporation, nor the merger or consolidation of another corporation with or into the Corporation, nor the sale, transfer or lease of all or substantially all the assets of the Corporation, or the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph.

F.         Dividend Rights. Dividends may be paid on the stock as and when declared by the Board.

G.         No Preemptive Rights. Except as set forth in the express terms of the Preferred Stock or any series thereof, no holder of any shares of stock shall, as such holder, have any rights, preemptive or otherwise, to purchase, subscribe for or otherwise acquire any shares of stock, whether now or hereafter authorized, which at any time are offered for sale or sold by the Corporation.

ARTICLE V
DURATION

The Corporation shall have perpetual existence.

ARTICLE VI
BYLAWS

The stockholders of the Corporation shall have the power to adopt, amend or repeal the Bylaws. The Board shall also have the power to adopt, amend or repeal the Bylaws except as specifically provided for in the Bylaws.

ARTICLE VII
LIMITATION ON DIRECTOR LIABILITY

A.         No member of the Board shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the DGCL, as amended from time to time, for liability: (1) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL; or (4) for any transaction from which the director derived an improper personal benefit.

B.         If the DGCL is amended after the approval of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors of the Corporation, then the liability of directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as amended.

C.         Any repeal or modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation with respect to acts or omissions of such director prior to the time of such repeal or modification.

ARTICLE VIII
INDEMNIFICATION

A.         Indemnification of Authorized Representatives. The Corporation shall indemnify, to the fullest extent permitted by applicable law, any person who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that such person was or is an authorized representative, or was or is a director, officer, employee or agent of the Corporation, or was or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, non-profit entity or other enterprise, against all liability and loss suffered and expenses (including attorney’s fees) actually and reasonably incurred by such person in connection with such proceeding. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board.

B.         Advancing Expenses.  The Corporation shall pay the expenses actually and reasonably incurred in defending a third party proceeding or corporate proceeding in advance of the final disposition of such proceeding and within thirty (30) days of receipt by the secretary of the Corporation, if required by law, of an undertaking by or on behalf of the authorized representative to repay such amount if it shall ultimately be determined that the authorized representative is not entitled to be indemnified by the Corporation as authorized in this Article VIII. The financial ability of any authorized representative to make a repayment contemplated by this section shall not be a prerequisite to the making of an advance.

C.         Claims.  If a claim for indemnification or payment of expenses (including attorney’s fees) under this Article is not paid in full within sixty days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

D.         Scope of this Article VIII. The indemnification of authorized representatives and advancement of expenses, as authorized by the preceding provisions of this Article VIII, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

E.         Amendment or Repeal. Any repeal or modification of the provisions of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE IX
AMENDMENTS

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now and hereafter prescribed by statute, and all rights conferred upon officers, directors and stockholders herein are granted subject to this reservation.

ARTICLE IX
BOARD OF DIRECTORS

The governing board of the Corporation shall be know as the Board of Directors, and the number of persons at any time comprising the Board of Directors may be increased or decreased in the manner provided in the Bylaws; provided, however, the number of persons comprising the Board of Directors shall not be less than one (1) or more than fifteen (15). Effective upon the filing of this Certificate of Incorporation, the members of the Board of Directors, consisting of two persons, shall be:

Chris J. Stern	3189 Airway Avenue, Bldg. C Costa Mesa, CA 92626

Richard Kiral	3189 Airway Avenue, Bldg. C Costa Mesa, CA 92626

IN WITNESS WHEREOF, the undersigned, Mark E. Lehman, with a mailing address at 201 S. Main Street, Suite 1800, Salt Lake City, UT 84111, acting as the sole incorporator of the Corporation, signs this Certificate of Incorporation as his act and deed this 17th day of April 2008.

/s/ Mark E. Lehman